                                                                  EXHIBIT 23(1)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated June 1, 1998 accompanying the consolidated financial statements of IntraNet Solutions, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended March 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-3) of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                                            /s/ Grant Thornton LLP


Minneapolis, Minnesota
October 30, 1998